Exhibit 10.9

PROMISSORY DEMAND NOTE

$______	Las Vegas, Nevada _______, 2009

FOR VALUE RECEIVED, upon demand, but in no event later than December 31, 2009 the undersigned promises to pay to ____________, or order, at Las Vegas, Nevada, the sum of ____________________ ($________) with interest on the unpaid balance at the rate of Five Percent (5%) per annum, interest payable annually from the date hereof.

The undersigned shall have the right to prepay the principal sum or any portion of this Note, at any time prior to the date it would otherwise be due.

Should default occur in the performance of any agreement in this Note contained or if the undersigned shall make an assignment for the benefit of creditors or if a petition be filed by or against the undersigned under the provisions of any state insolvency law or under the provisions of the Bankruptcy Act, as amended, or should the undersigned become subject to the provisions of Chapter 10 or 11 of the Bankruptcy Act, as amended, this Note shall become immediately due and payable without notice or demand.

In the event suit is instituted to collect this Note, or any portion thereof, or to enforce any other provision hereof, the undersigned promises to pay such additional sum as the court may adjudge reasonable attorney's fees in such suit or suits and such fees may be taxed as additional costs in any such action.

The holder hereof shall not by any act of omission or commission be deemed to waive any rights or remedies hereunder unless such waiver be in writing and signed by the holder, and when only to the extend specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

Demand, presentment for demand, protest and notice of protest are hereby waived.

HyperSolar, Inc.

By:	/s/
Christopher Marquis, President

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